Exhibit 2.1.1

FIRST AMENDMENT

TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT, dated effective as of May 31, 2017 (this “Amendment”), is by and among TCPL NORTHEAST LTD., a Delaware corporation (“TCPL”), TRANSCANADA IROQUOIS LTD., a Delaware corporation (“TCIL” and, collectively with TCPL, “Sellers”) and TC PipeLines intermediate limited partnership, a Delaware limited partnership (“Buyer”).  TCPL, TCIL and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in that certain Purchase and Sale Agreement, dated as of May 3, 2017, by and among the Sellers and the Buyer (such agreement, including the Schedules and Exhibits thereto, the “Purchase Agreement”).

RECITALS

WHEREAS, the Parties are parties to the Purchase Agreement and, pursuant to Section 9.01 of the Purchase Agreement, the Parties desire to amend the Purchase Agreement as further set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Amendment and the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE PURCHASE AGREEMENT

(a)           Section 1.03(d)(ii) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

(ii)   If, after the Closing Date but before the end of the Working Capital Adjustment Period, the Distribution Agreement is executed by all parties thereto, then within five days of execution of the Distribution Agreement, Buyer shall pay to Sellers an amount equal to 49.34% of the Actual Surplus Cash and, for the avoidance of doubt, Actual Surplus Cash will be excluded from the calculation of Working Capital for purposes of determining the excess amount (if any) that Buyer would otherwise be required to pay within the period described in Section 1.03(c).

(b)           Appendix A of the Purchase Agreement is hereby amended by amending and restating the definition of “Distribution Agreement” in its entirety as follows:

“Distribution Agreement” means a unanimous written consent of the Management Committee of Iroquois under which the Closing Surplus Cash is to be distributed to the partners in Iroquois in full no later than five years after the Closing Date.

(c)           Exhibit C to the Purchase Agreement is hereby amended and restated in its entirety as set forth on Appendix 1 to this Amendment.

ARTICLE II

MISCELLANEOUS

Section 2.01 Incorporation by Reference.  All of the terms and provisions of Article IX of the Purchase Agreement are hereby incorporated by reference into this Amendment for all purposes and constitute a part of this Amendment for all purposes, as if set out in full herein. Upon the execution and delivery of this Amendment, each reference to “this Agreement,” “hereto,” “hereunder,” “hereof,” “herein” or words of like import referring to the Purchase Agreement, whether made in this Amendment or in the Purchase Agreement or in any other document executed pursuant hereto or thereto, shall mean and be a reference to the Purchase Agreement as amended by this Amendment, and this Amendment shall be deemed to be a part of the Purchase Agreement.

Section 2.02 Integration.  This Amendment, together with the Purchase Agreement and all other documents executed pursuant hereto and thereto, supersedes all negotiations, agreements and understandings among the Parties with respect to the subject matter hereof and thereof (except for the Confidentiality Agreement) and, together with the Purchase Agreement and all other documents executed pursuant hereto and thereto, constitutes the entire agreement among the Parties with respect thereto.

Section 2.03 No Other Amendments.  Except as otherwise provided herein, all of the terms, representations, warranties, agreements, covenants and other provisions of the Purchase Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

Section 2.04 Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement.

(Remainder of page intentionally left blank. Signature page follows.)

2

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the Parties as of the day and year first above written.

TCPL NORTHEAST LTD.

By:	/s/ James R. Eckert
Name:	James R. Eckert
Title:	VP U.S. Commercial Marketing

By:	/s/ Jasmin Bertovic
Name:	Jasmin Bertovic
Title:	Vice President

TRANSCANADA IROQUOIS LTD.

By:	/s/ James R. Eckert
Name:	James R. Eckert
Title:	VP U.S. Commercial Marketing

By:	/s/ Jasmin Bertovic
Name:	Jasmin Bertovic
Title:	Vice President

TC PIPELINES INTERMEDIATE LIMITED PARTNERSHIP by TC PipeLines GP, Inc., its General Partner

By:	/s/ Chuck Morris
Name:	Chuck Morris
Title:	Treasurer

By:	/s/ Jon A. Dobson
Name:	Jon A. Dobson
Title:	Secretary

Signature Page to

First Amendment to Purchase and Sale Agreement

Appendix 1

COUNTERPART AND FIRST AMENDMENT TO THE
THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP

AGREEMENT OF IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

THIS COUNTERPART AND FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF IROQUOIS GAS TRANSMISSION SYSTEM, L.P. (this “Counterpart”) is effective as of the as of 12:01 a.m. Eastern time on June 1, 2017 (the “Effective Date”) by and among (i) TransCanada Iroquois Ltd. (hereinafter called “TCIL”), a corporation organized under the laws of the State of Delaware, with its principal offices and address at 700 Louisiana Street, Suite 700, Houston, Texas 77002-2700; (ii) TCPL Northeast Ltd. (hereinafter called “TCPL”), a corporation organized under the laws of the State of Delaware, with its principal offices and address at 700 Louisiana Street, Suite 700, Houston, Texas 77002-2700; (iii) Dominion Iroquois, Inc. (“Dominion Iroquois”), a corporation organized under the laws of the State of Delaware, with its principal offices and address at 445 West Main Street, Clarksburg, West Virginia 26302; (iv) Iroquois GP Holding Company, LLC (hereinafter called “DMLP”), a limited liability company organized under the laws of the State of Delaware, with its principal offices and address at 120 Tredegar Street, Richmond, Virginia 23219; and (v) TC PipeLines Intermediate Limited Partnership, a limited partnership organized under the laws of the State of Delaware, with its principal offices and address at 700 Louisiana Street, Suite 700, Houston, Texas 77002-2700 (“TC PipeLines”). The above-named entities are sometimes referred to in this Counterpart individually as a “Party,” and collectively as the “Parties.”

WHEREAS, TCIL, TCPL, Dominion Iroquois, and DMLP currently constitute all of the partners (the “Current Partners”) in Iroquois Gas Transmission System, L.P, a limited partnership formed on December 11, 1989 upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware (the “Partnership”) and are the parties to the Third Amended and Restated Limited Partnership Agreement of Iroquois Gas Transmission System, L.P., as amended (the “Partnership Agreement”); and

WHEREAS, effective as of the Effective Date, TCIL and TCPL respectively assigned and transferred 100% of the entire 2l% limited partner interest held by TCPL, the entire 25% general partner interest held by TCIL, and a 3.34% limited partner interest held by TCIL, equaling a total 49.34% partnership interest in the Partnership, to TC PipeLines, pursuant to an Agreement for Purchase and Sale of Partnership Interest In Iroquois Gas Transmission System, L.P., dated as of May 3, 2017 and an Assignment and Assumption Agreement, dated as of June 1, 2017 (herein collectively referred to as the “TC PipeLines Purchase Agreements”);

WHEREAS, under Section 11.4 of the Partnership Agreement, TC PipeLines shall automatically be admitted as a Partner (as defined in the Partnership Agreement) upon execution of a counterpart to the Partnership Agreement; and

WHEREAS, the Current Partners wish to amend the Partnership Agreement to reflect the foregoing transactions.

NOW THEREFORE, in consideration of the mutual covenants, agreements and promises as hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, mutually covenant and agree as follows:

l.                  Pursuant to Section 11.4 of the Partnership Agreement, by execution of this Counterpart to the Partnership Agreement, TC PipeLines is admitted to the Partnership and agrees to be bound by and subject to the terms of the Partnership Agreement.

2.              Definitions. Capitalized terms used but not defined in this Counterpart (including in the recitals above) shall have the meanings assigned to such terms in the Partnership Agreement.

3.             Revised Percentage Interests. The Current Partners acknowledge that, as of the Effective Date, the Partnership Agreement is hereby amended by substituting Schedule A, attached hereto, for the same schedule currently attached to the Partnership Agreement.

4.             Release of Seller: Effective as of the date hereof, each of the Partnership and each Partner thereto release and forever discharge TCPL from its obligations under the Partnership Agreement.

5.             TC PipeLines’ Members of Management Committee: Pursuant to Section 9.2.1 of the Partnership Agreement, TC PipeLines hereby designates James Eckert and Tracy Robinson as its Representatives to the Management Committee, and Janine M. Watson as its Alternate Representative to the Management Committee.

6.             Amendments to the Partnership Agreement. The Partnership Agreement is hereby amended as follows, with effect from and after the Effective Date. The Parties acknowledge and agree that these amendments are made for the convenience of the Parties and are not required in order to give effect to the transactions described above:

(a)         In the opening paragraph the following shall be deleted, “(ii) TCPL Northeast Ltd. (hereinafter called “TCPL”), a corporation organized under the laws of the State of Delaware, with its principal offices and address at 700 Louisiana Street, Suite 700, Houston, Texas 7702-2700” and is replaced with, “(ii) TC Pipelines Intermediate Limited Partnership (“TC Pipelines”), a Delaware limited partnership with its principal offices and address at 700 Louisiana Street, Suite 700, Houston, TX 77002.”

(b)         The following shall be added as a new Recital F: “With effect from and after June 1, 2017, the partnership interests held by TCPL Northeast Ltd., and a portion of the partnership interests held by TCIL, have been assigned to TC Pipelines.”

(c)            The reference to “TCIL” in 1.1 is hereby deleted and shall be replaced with, “TC Pipelines.”

(d)           The reference to “TCPL” in 1.2 is hereby deleted and shall be replaced with “TC Pipelines.”

(e)          In Section 2, under the term, “Affiliate” the reference to “TCPL” shall be deleted and shall be replaced with “TC Pipelines.”

(f)           In the Section 2, the term “TCPL” and its definition shall be deleted in its entirety and be replaced with the following, “TC Pipelines. ‘TC Pipelines’ means TC PipeLines Intermediate Limited Partnership.”

(g)          The second sentence of Section 8.6.2 is amended to read as follows: “The Tax Matters Partner as of June 1,2017 shall be TC Pipelines.”

(h)         The second sentence of Section 9.2.2 is amended to read as follows: “The office of the Chairman shall be rotated annually between a Representative appointed by DMLP or its Affiliates and a Representative appointed by TC Pipelines or its Affiliates.”

(i)             Section 13.2 of the Partnership Agreement shall be amended to state as follows:

Notices. Notice to all Partners shall be deemed to be notice to the Partnership. If any Partner receives a notice to or on behalf of the Partnership, such Partner shall immediately transmit such notice to all Partners. Any notice hereunder shall be in writing and shall be delivered (as applicable) by hand, by nationally recognized overnight carrier service, by e-mail confirmed by another method of notice provided for herein, or by first class, certified or registered mail, to the parties at the addresses shown below:

If to TCIL:

TransCanada Iroquois Ltd.

700 Louisiana Street

Suite 700

Houston, Texas 77002-2700

Attention: Corporate Secretary

E-mail: jon_dobson@transcanada.com

If to TC PipeLines:

TC PipeLines Intermediate Limited Partnership

700 Louisiana Street

Suite 700

Houston, Texas 77002-2700

Attention: Corporate Secretary

E-mail: jon_dobson@transcanada.com

If to Dominion Iroquois:

Dominion Iroquois, Inc.

c/o Dominion Energy, Inc.

120 Tredegar Street

Richmond, Virginia 23220

Attention: General Counsel

E-mail: carlos.m.brown@dominionenergy.com

If to DMLP:

Iroquois GP Holding Company, LLC

c/o Dominion Energy Midstream Partners, LP

120 Tredegar Street

Richmond, Virginia 23220

Attention: General Counsel

E-mail: carlos.m.brown@dominionenergy.com

Each notice that satisfies the above requirements shall be deemed to have been properly given or delivered: (a) on the day when delivered by hand; (b) on the first business day after being deposited with a nationally recognized overnight courier; (c) on the day when transmitted by e-mail; or (d) on the third business day after being mailed by United States first class mail, certified mail or registered mail, return receipt requested, postage prepaid. A party may elect to receive notices at a different address by notifying the other parties in accordance with the preceding requirements. Any Partner may request that copies of notices be given to any Affiliate at such address designated by such Partner by written notice to each other Partner and to the Partnership, provided that any failure to give such notice shall not affect the validity of any notice given to any Partner or the Partnership in accordance with this Section 13.2. Each of the Partners agrees to give such notice to any such Affiliate.

7.            Effect on Partnership Agreement. Except as expressly set forth herein, the Partnership Agreement and all of the representations, warranties, covenants and agreements contained therein remain in full force and effect for the benefit of the parties thereto and hereto, and their permitted successors and assigns.

8.            Further Assurances. Each of the Parties agrees to execute and deliver all such other additional instruments and documents and to do such other acts and things as may be reasonably necessary to effectuate this Counterpart. The Parties hereby authorize the Operator, on behalf of the Partnership, to execute and file Amended and Restated Certificates of Limited Partnership to the extent necessary to reflect the withdrawal of TCPL as a limited partner, the withdrawal of TCIL as a general partner, and the addition of TC Pipelines as a general partner.

9.            Counterparts. This Counterpart may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Counterpart to be executed and attested by their duly authorized representatives effective as of the date first set forth above.

TC PIPELINES INTERMEDIATE LIMITED PARTNERSHIP
by TC PIPELINES GP INC.,
its General Partner

By :	/s/ Brandon M. Anderson
Name:	Brandon M. Anderson
Title:	President

By :	/s/ Jon A. Dobson

Name:	Jon A. Dobson
Title:	Secretary

TRANSCANADA IROQUOIS LTD.		TCPL NORTHEAST LTD.

By :	/s/ Jasmin Bertovic	By :	/s/ Jasmin Bertovic
Name:	Jasmin Bertovic	Name:	Jasmin Bertovic
Title:	Vice President	Title:	Vice President

By :	/s/ James R. Eckert	By :	/s/ James R. Eckert
Name:	James R. Eckert	Name:	James R. Eckert
Title:	VP U.S. Commercial Marketing	Title:	VP U.S. Commercial Marketing

DOMINION IROQUOIS, INC.		IROQUOIS GP HOLDING COMPANY, LLC

By :	/s/ Donald R. Raikes
Name:	Donald R. Raikes	By :	/s/ James R. Chapman
Title:	Senior Vice President	Name:	James R. Chapman
		Title:	Senior Vice President
Mergers & Acquisitions and Treasurer

SCHEDULE A

PERCENTAGE INTERESTS

PARTNERSHIP INTERESTS

		Percentage lnterest
Partner	Affiliation	General	Limited	Total
TC PipeLines Intermediate Limited Partnership	TransCanada PipeLines Limited	25.00	24.34	49.34
TransCanada Iroquois Ltd.	TransCanada PipeLines Limited	0.00	0.66	0.66

Dominion Iroquois, Inc.	Dominion Energy, Inc.	0.00	24.07	24.07

Iroquois GP Holding Company, LLC	Dominion Energy Midstream Partners, LP	25.00	0.93	25.93
	Total:	50.00	50.00	100.00